UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 10, 2004

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	0001288855	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10197 Cleary Boulevard, Plantation, FL 33324

(Address of Principal Executive Office) (Zip Code)

(954) 452-9501

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

Effective May 6, 2004, pursuant to an Agreement and Plan of Reorganization dated March 23, 2004 (the “Agreement”) between the Registrant and OptimumBank.com (the “Bank”), and approved by the shareholders of the Bank at the annual meeting of shareholders held on April 29, 2004, the Registrant acquired all of the outstanding stock of the Bank in a statutory share exchange transaction. Under the terms of the Agreement, the shares of the Bank’s common stock were exchanged for shares of the Registrant on a one-for-one basis. As a result, the Bank became a wholly owned subsidiary of the Registrant, the Registrant became the holding company for the Bank and the shareholders of the Bank became shareholders of the Registrant. The 2,633,310 shares of common stock of the Registrant issued in connection with the reorganization were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(12) of the Securities Act of 1933, as amended.

As a result of the transaction described above, pursuant to Rule 12g-3 (promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) the Registrant became the successor issuer to the Bank. Prior to the share exchange, the Bank was subject to the information requirements of the Exchange Act and, in accordance with Section 12(i) thereof, was required to file reports and other financial information with the Federal Deposit Insurance Corporation (the “FDIC”). Such reports and other information filed by the Bank with the FDIC may be obtained by writing to the FDIC’s Accounting & Securities Disclosure Section at 550 17th Street, N.W., Room F-6043, Washington, D.C. 20429, or by calling 202-898-8913, or by FAX at 202-898-8505.

The last financial report filed by the Bank with the FDIC was its Form 10-KSB for the year ended December 31, 2003, filed on March 30, 2004.

This Form 8-K is being filed by the Registrant as the initial report of the Registrant to the Securities and Exchange Commission (the “Commission”) and as notice that the Registrant is the successor issuer to the Bank under Rule 12g-3 of the Exchange Act, and is thereby subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder and in accordance therewith will file reports and other information with the Commission. The first regular report to be filed by the Registrant with the Commission will be its Form 10-QSB for the quarter ending March 31, 2004.

Item 7.     Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired – not applicable

(b)

Pro forma financial information – not applicable

(c)

Exhibits

Exhibit No.	Exhibit Description

2	Agreement and Plan of Reorganization dated March 23, 2004
3.1	Articles of Incorporation of Registrant
3.2	Bylaws of Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPTIMUMBANK HOLDINGS, INC.

Date: May 10, 2004	By:	/s/ RICHARD L. BROWDY
Richard L. Browdy President

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title

2	Agreement and Plan of Reorganization dated March 23, 2004
3.1	Articles of Incorporation of Registrant
3.2	Bylaws of Registrant